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                                                                 EXHIBIT 3.14

                                     AMENDED
                                     BY LAWS
                                       OF
                                  SYVA COMPANY
                       (FORMERLY BEHRING DIAGNOSTICS INC.)

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                                  SYVA COMPANY
                                 AMENDED BY-LAWS
                                TABLE OF CONTENTS

TITLE                                                                                   PAGE
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
ARTICLE I         -    GENERAL............................................................1
       Section 1.1.    Offices............................................................1
       Section 1.2.    Seal...............................................................1
       Section 1.3.    Fiscal Year........................................................1

ARTICLE II        -    STOCKHOLDERS.......................................................1
       Section 2.1.    Place of Meetings..................................................1
       Section 2.2.    Annual Meeting.....................................................1
       Section 2.3.    Quorum.............................................................1
       Section 2.4.    Right to Vote; Proxies.............................................2
       Section 2.5.    Voting.............................................................2
       Section 2.6.    Notice of Annual Meetings..........................................2
       Section 2.7.    Stockholders' List.................................................2
       Section 2.8.    Special Meetings...................................................3
       Section 2.9.    Notice of Special Meetings.........................................3
       Section 2.10.   Stockholders' Action by Consent....................................3

ARTICLE III       -    DIRECTORS..........................................................3
       Section 3.1.    Number of Directors................................................3
       Section 3.2.    Change in Number of Directors; Vacancies...........................4
       Section 3.3.    Resignation........................................................4
       Section 3.4.    Removal............................................................4
       Section 3.5.    Place of Meetings and Books........................................4
       Section 3.6.    General Powers.....................................................4
       Section 3.7.    Powers Reserved....................................................4
       Section 3.8.    Executive Committee................................................5
       Section 3.9.    Other Committees...................................................5
       Section 3.10.   Power Denied to Committees.........................................5
       Section 3.11.   Compensation of Directors..........................................6
       Section 3.12.   Notice of Meetings.................................................6
       Section 3.13.   Regular Meetings...................................................6
       Section 3.14.   Special Meetings...................................................6
       Section 3.15.   Quorum.............................................................6

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
TITLE                                                                                   PAGE
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
       Section 3.16.   Telephonic Participation in Meetings...............................7
       Section 3.17.   Action by Consent..................................................7

ARTICLE IV        -    OFFICERS...........................................................7
       Section 4.1.    Selection; Statutory Officers......................................7
       Section 4.2.    Time of Election...................................................7
       Section 4.3.    Additional Officers................................................7
       Section 4.4.    Terms of Office....................................................7
       Section 4.5.    Compensation of Officers...........................................8
       Section 4.6.    Chairman of the Board..............................................8
       Section 4.7.    President..........................................................8
       Section 4.8.    Vice-Presidents....................................................8
       Section 4.9.    Treasurer..........................................................8
       Section 4.10.   Secretary..........................................................9
       Section 4.11.   Assistant Secretary................................................9
       Section 4.12.   Assistant Treasurer................................................9
       Section 4.13.   Subordinate Officers...............................................9

ARTICLE V         -    STOCK.............................................................10
       Section 5.1.    Stock.............................................................10
       Section 5.2.    Transfers of Stock................................................10
       Section 5.3.    Record Date.......................................................10
       Section 5.4.    Transfer Agent and Registrar......................................11
       Section 5.5.    Dividends.........................................................11
                       1. Power to Declare...............................................11
                       2. Reserves.......................................................11
       Section 5.6.    Lost, Stolen or Destroyed Certificates............................11
       Section 5.7.    Inspection of Books...............................................11

ARTICLE VI        -    MISCELLANEOUS MANAGEMENT PROVISIONS...............................12
       Section 6.1.    Checks, Drafts and Notes..........................................12
       Section 6.2.    Contracts, etc....................................................12
       Section 6.3.    Notices...........................................................12
       Section 6.4.    Conflict of Interest..............................................12
       Section 6.5.    Voting of Securities owned by this Corporation....................13

ARTICLE VII       -    AMENDMENTS........................................................13
       Section 7.1.    Amendments........................................................13

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                                  SYVA COMPANY
                       (FORMERLY BEHRING DIAGNOSTICS INC.)
                                 AMENDED BY-LAWS

                               ARTICLE I - GENERAL

     SECTION 1.1. OFFICES. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

     SECTION 1.2. SEAL. The seal of the corporation shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".

     SECTION 1.3. FISCAL YEAR. The fiscal year of the corporation shall be the period from January 1 to December 31 of each year.

                            ARTICLE II - STOCKHOLDERS

     SECTION 2.1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the office of the corporation, except such meetings as the board of directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places within or without the State of Delaware as the board of directors shall have determined and as shall be stated in such notice.

     SECTION 2.2. ANNUAL MEETING. The annual meeting of the stockholders shall be held in the first six calendar months of each year on such date and at such time as the board of directors may determine. At each annual meeting the stockholders entitled to vote shall elect a board of directors by plurality vote, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the certificate of incorporation, or these by-laws.

     SECTION 2.3. QUORUM. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any

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meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     SECTION 2.4. RIGHT TO VOTE; PROXIES. Each stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. Every proxy shall be in writing, subscribed by a stockholder or his duly authorized attorney in fact, and dated, but need not be sealed, witnessed, or acknowledged.

     SECTION 2.5. VOTING. At all meetings of stockholders all questions, except as otherwise expressly provided for by statute, the certificate of incorporation or these by-laws, shall be determined by a majority vote of the stockholders present in person or represented by proxy. Except as otherwise expressly provided by law, the certificate of incorporation or these by-laws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. All elections shall be decided by plurality vote.

     SECTION 2.6. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the corporation at least ten (10) days (and not more than fifty (50) days) prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the corporation or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

     SECTION 2.7. STOCKHOLDERS' LIST. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the

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     SECTION 3.2. CHANGE IN NUMBER OF DIRECTORS; VACANCIES. The number of directors may be increased or decreased by an amendment to these by-laws adopted by a majority vote of the capital stock having voting power. If the number of directors is increased by action of the stockholders, then the additional directors may be elected in the manner provided above for the filling of vacancies in the board of directors.

     SECTION 3.3. RESIGNATION. Any director of this corporation may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.4. REMOVAL. Any director or the entire board of directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     SECTION 3.5. PLACE OF MEETINGS AND BOOKS. The board of directors may hold their meetings and keep the books of the corporation outside the State of Delaware, at such places as they may from time to time determine.

     SECTION 3.6. GENERAL POWERS. In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     SECTION 3.7. POWERS RESERVED. The approval of the board of directors shall be specifically required for the following:

     (a) obligations of the corporation which will bind the corporation for longer than twelve (12) months or which will have a value in excess of One Hundred Thousand Dollars ($100,000) in each individual case, except when using credit lines established with lenders and approved by the board;

     (b) acquisitions, disposals, pledges, or other encumbrances of shares or interests held in other companies, as well as changes in the capital or debt structure or management or product lines or business of corporations in which the corporation holds participations or interests;

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                                       -5-

     (c) assumption of any obligations such as warranties, guarantees, or similar liabilities in excess of Ten Thousand Dollars ($10,000) in each individual case except warranties that are limited to the sales value of products sold in the ordinary course of business;

     (d) approvals and changes in the short-, medium-, and long-range corporate plan, and in particular, the investment plan, personnel plan, finance plan, and the profit and loss budget;

     (e) Issuance of any capital stock or other securities or rights, options or warrants with respect thereto; and

     (f) approval of all corporate actions which materially exceed routine business decisions.

     SECTION 3.8. EXECUTIVE COMMITTEE. There may be an executive committee of one or more directors designated by resolution passed by a majority of the whole board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the board of directors in the management of the business affairs of the Company as are provided by law and may authorize the seal of the corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the board of directors at a regular meeting or at a special meeting called for that purpose.

     SECTION 3.9. OTHER COMMITTEES. The board of directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the board of directors in the management of the business and affairs of the corporation to the extent permitted by statute and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     SECTION 3.10. POWERS DENIED TO COMMITTEES. Committees of the board of directors shall not, in any event, have any power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation or a dissolution or to amend the by-laws of the corporation. Further, committees of the board of directors shall not have any power or authority to declare a

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                                       -6-

dividend or to take any action for which the approval of the board of directors is specifically required pursuant to Section 3.7 of this Article III.

     SECTION 3.11. COMPENSATION OF DIRECTORS. The board of directors shall have the power to fix the compensation of directors and members of committees of the board. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 3.12. NOTICE OF MEETINGS. The newly elected board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors either personally or by mail or telegram two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

     SECTION 3.13. REGULAR MEETINGS. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

     SECTION 3.14. SPECIAL MEETINGS. Special meetings of the board may be called by the Chairman of the Board, if any, or the President, on two (2) days' notice to each director, either by personal delivery or by mail or by telegram; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two directors.

     SECTION 3.15. QUORUM. At all meetings of the board of directors, three directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of not less than two directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically permitted or provided by statute, or by the certificate of incorporation, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

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     SECTION 3.16. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the board of directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 3.17. ACTION BY CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the board or committee. Any member of the board or of any committee thereof may deliver by rapifax or telecopy to the board or such committee such member's written consent to any action required or permitted to be taken by the board or such committee, and any consent so delivered shall be valid for all purposes of this Section 3.17 upon its receipt by the board or such committee, as the case may be.

                              ARTICLE IV - OFFICERS

     SECTION 4.1. SELECTION; STATUTORY OFFICERS. The officers of the corporation shall be chosen by the board of directors. There shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and there may be one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the board of directors may elect.

     SECTION 4.2. TIME OF ELECTION. The officers above named shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

     SECTION 4.3. ADDITIONAL OFFICERS. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     SECTION 4.4. TERMS OF OFFICE. Each officer of the corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors.

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     SECTION 4.5. COMPENSATION OF OFFICERS. The board of directors shall have power to fix the compensation of all officers of the corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

     SECTION 4.6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the board of directors.

     SECTION 4.7. PRESIDENT. Unless the board of directors otherwise determines, the President shall be the head of the corporation. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the board of directors and of the executive committee, the President shall have the general control and management of its business and affairs, subject, however, to the right of the board of directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the board of directors or the executive committee.

     SECTION 4.8. VICE-PRESIDENTS. The Vice-Presidents shall perform such of the duties of the President on behalf of the corporation as may be respectively assigned to them from time to time by the board of directors or by the executive committee or by the President. The board of directors or the executive committee may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the board and of the executive committee.

     SECTION 4.9. TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the corporation in such bank or banks or depository as the board of directors or the executive committee, or the officers or agents to whom the board of directors or the executive committee may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the corporation. He may sign all receipts and vouchers for the payments made to the corporation. He shall render an account of his transactions to the board of directors or to the executive committee as often as the board or the committee shall require the same. He shall enter regularly in the books to be kept by

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him for that purpose full and adequate account of all moneys received and paid by him on account of the corporation. He shall perform all acts incident to the position of Treasurer, subject to the control of the board of directors and of the executive committee. He shall when requested, pursuant to vote of the board of directors or the executive committee, give a bond to the corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the corporation.

     SECTION 4.10. SECRETARY. The Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders; he shall attend to the giving and serving of all notices of the corporation. Except as otherwise ordered by the board of directors or the executive committee, he shall attest the seal of the corporation upon all contracts and instruments executed under such seal and shall affix the seal of the corporation thereto and to all certificates of shares of the Capital Stock. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the board of directors or the executive committee may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the board of directors and of the executive committee.

     SECTION 4.11. ASSISTANT SECRETARY. The board of directors may appoint or remove one or more Assistant Secretaries of the corporation. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the executive committee or the board of directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

     SECTION 4.12. ASSISTANT TREASURER. The board of directors may appoint or remove one or more Assistant Treasurers of the corporation. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the executive committee or the board of directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

     SECTION 4.13. SUBORDINATE OFFICERS. The board of directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the board of directors may prescribe. The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

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                                      -10-

                                ARTICLE V - STOCK

     SECTION 5.1. STOCK. Each stockholder shall be entitled to a certificate or certificates of stock of the corporation in such form as the board of directors may from time to time prescribe. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice-President, and
(b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signature of the officers of the corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the corporation.

     SECTION 5.2. TRANSFERS OF STOCK. Subject to any transfer restrictions then in force, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

     SECTION 5.3. RECORD DATE. The board of directors shall fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock is to occur, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as

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the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 5.4. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

     SECTION 5.5. DIVIDENDS.

     1. POWER TO DECLARE. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and the laws of Delaware.

     2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 5.6. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificates for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the board of directors may from time to time prescribe.

     SECTION 5.7. INSPECTION OF BOOKS. The stockholders of the corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the board of directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by statute or authorized by the board of directors or by a resolution of the stockholders.

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                                      -12-

                ARTICLE VI - MISCELLANEOUS MANAGEMENT PROVISIONS

     SECTION 6.1. CHECKS, DRAFTS AND NOTES. All checks, drafts or orders for the payment of money, and all notes and acceptances of the corporation shall be signed by such officer or officers, agent or agents as the board of directors may designate.

     SECTION 6.2. CONTRACTS, ETC. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments (except as provided in Sections 6.1 and 6.5 of this Article VI) shall be signed by the Chairman of the Board, the President or any Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, or by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the board.

     SECTION 6.3. NOTICES.

     1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

     2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6.4. CONFLICT OF INTEREST. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, provided that the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even

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though the disinterested directors be less than a quorum or provided that the contract or transaction is otherwise authorized in accordance with the laws of Delaware. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     SECTION 6.5. VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the board of directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted in person at any meeting of security holders of such other corporation by the Chairman of the Board or the President of this corporation if he is present at such meeting, or in his absence by the Treasurer of this corporation if he is present at such meeting, and (b) whenever, in the judgment of the Chairman of the Board or the President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chairman of the Board or the President, without the necessity of any authorization by the board of directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the Chairman of the Board or the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

                            ARTICLE VII - AMENDMENTS

     SECTION 7.1. AMENDMENTS The by-laws of the corporation may be altered, amended or repealed only by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote thereon, in accordance with the provisions of the certificate of incorporation and of the laws of Delaware.
[qs]